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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):    August 6, 1999
                                                         ------------------



                           THE INTERCEPT GROUP, INC.
                           -------------------------
                           (Exact Name of Registrant
                         as Specified in its Charter)


 Georgia                           01-14213                           58-2237359
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(State or Other                  (Commission                    (I.R.S. Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)



3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia                     30071
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                          (Zip Code)



      Registrant's telephone number, including area code:  (770) 248-9600
                                                           --------------



                                      N/A
                     -------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition or Disposition of Assets.

          On August 6, 1999, The InterCept Group, Inc. ("InterCept") acquired SBS Data Services, Inc. ("SBS Data") and SBS Corporation ("SBS Corp."), affiliated Alabama corporations which provide software products and services and related hardware to community financial institutions, including Internet banking, core data processing, check imaging, telephone banking and disaster recovery planning.

          SBS Data was acquired pursuant to an Agreement and Plan of Merger dated August 6, 1999 by and between InterCept, Zeenet Corporation, a wholly-owned subsidiary of InterCept ("Zeenet"), SBS Data and the shareholders of SBS Data. Under this agreement, Zeenet merged with and into SBS Data, and SBS Data became a wholly-owned subsidiary of InterCept. In exchange for all of the outstanding shares of stock of SBS Data, InterCept issued to the SBS Data shareholders an aggregate of 192,307 shares of InterCept common stock.

          SBS Corp. was acquired pursuant to an Agreement and Plan of Merger dated August 6, 1999 by and between Direct Access Interactive, Inc., a wholly-owned subsidiary of InterCept ("Direct Access"), SBS Corp. and the shareholders of SBS Corp. Under this agreement, SBS Corp. merged with and into Direct Access, and Direct Access paid approximately $16.7 million in cash and issued 2,600,000 shares of Direct Access common stock to the shareholders of SBS Corp. At closing, Direct Access also paid approximately $4.9 million in assumed liabilities of SBS Corp.

          To provide the funds for the SBS Corp. transaction, InterCept borrowed under its line of credit with First Union National Bank, and then loaned the funds to Direct Access. In connection with its loan, InterCept revised the terms of the credit facility with First Union to increase the amount of funds available for borrowing from $20 million to $35 million. The term of the credit facility was extended to June 30, 2002.

          Following the transactions, the three shareholders of SBS Data and SBS Corp. will be employees of either InterCept or Direct Access. InterCept and Direct Access intend to continue to use the acquired businesses to provide banking products and services to their customers.


Item 7.   Financial Statements, ProForma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

                 It is impractical to provide the required financial statements for SBS Data and SBS Corp. at the date of the filing of this Form 8-K.
The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

          (b)  Pro Forma Financial Information.

                 It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

          (c)  Exhibits.

Item No.            Exhibit List

2.1 Agreement and Plan of Merger dated August 6, 1999 by and among The InterCept Group, Inc., Zeenet Corporation, SBS Data Services, Inc. and the shareholders of SBS Data Services.*

2.2 Agreement and Plan of Merger dated August 6, 1999 by and between Direct Access Interactive, Inc., SBS Corporation and the shareholders of SBS Corporation.*

10.1 Third Amendment to Loan and Security Agreement and Joinder Agreement dated August 6, 1999 by and among First Union National Bank and The InterCept Group, Inc. and its subsidiaries.*

* Pursuant to Item 601 (b) (2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                                       2
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE INTERCEPT GROUP, INC.



                                             By:  /s/ Scott R. Meyerhoff
                                                  ------------------------------
                                                  Scott R. Meyerhoff
                                                  Chief Financial Officer

Dated:  August 20, 1999

                                       3
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                                 EXHIBIT LIST

Exhibit No.         Description
-----------         -----------

2.1 Agreement and Plan of Merger dated August 6, 1999 by and among The InterCept Group, Inc., Zeenet Corporation, SBS Data Services, Inc. and the shareholders of SBS Data Services.*
2.2 Agreement and Plan of Merger dated August 6, 1999 by and between Direct Access Interactive, Inc., SBS Corporation and the shareholders of SBS Corporation.*
10.1 Third Amendment to Loan and Security Agreement and Joinder Agreement dated August 6, 1999 by and among First Union National Bank and The InterCept Group, Inc. and its subsidiaries.*

* Pursuant to Item 601 (b) (2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.